UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

Sundown Acquisition Corp.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by JetBlue Airways Corporation

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: August 31, 2022

The following are letters sent from (i) Ted Christie, the President and Chief Executive Officer of Spirit Airlines, Inc. (“Spirit”) and (ii) Robin Hayes, the Chief Executive Officer of JetBlue Airways Corporation (“JetBlue”), in each case, to employees of Spirit on August 31, 2022.

Spirit Family,

We’ve wrapped up most of our departmental Town Halls in the past couple of weeks, and I hope by now we’ve been able to answer many of your questions about our plans to combine with JetBlue. I also recognize this change is a lot to take in and there are still some lingering questions out there.

JetBlue’s CEO, Robin Hayes, recently approached me about sharing a few words with you to provide a little more clarity, and I thought it was a great idea now that things have settled down a bit. I’d like you to take a few minutes to read Robin’s note below; he’s included his thoughts about why he’s excited about the prospect of our companies combining and why he hopes you’ll be excited about this combination, too.

We’re just starting the journey toward gaining approval to join forces with JetBlue. As I’ve said before, we will remain separate and independent airlines until closing, so we need to stay focused on running a great airline. That’s my primary focus, but I also hope you’ll join me in approaching this path forward with openness and a sense of optimism for what could be.

Thanks for your continued support and dedication.

Ted

Dear Spirit Team Members,

It’s an exciting time for our two airlines as we set out to create the nation’s fifth-largest carrier. Together, we will be able to challenge the Big Four with more competition, bringing low fares and great service to more people.

While JetBlue and Spirit remain two separate and independent companies for the foreseeable future, we don’t think it’s too soon to say how much we look forward to welcoming you into JetBlue when the time comes. We admire your everyday commitment to helping fliers expand their horizons with affordable, safe travel options and great service.

With the uncertainty of the last few months behind us, there is now much work ahead of us. Ted and I have spent time together discussing our path forward after closing, and he’s shared some of your questions about our future plans. While it’s too early to know all the details, we want to assure you that we intend for this combination to benefit everyone at both Spirit and JetBlue.

Growing jobs

Both JetBlue and Spirit are growth airlines, which will help amplify opportunities available in the combined company. With a big aircraft order book and lots of travel demand, there will be more jobs – not fewer – as we continue to grow. JetBlue has never furloughed or even sent a WARN Act notice to any Crewmember (this is how we refer to all of our JetBlue employees), and we are proud to stand behind this no furlough commitment for Spirit Team Members in both operational and support center roles.

Strengthening our Florida footprint

JetBlue is fondly known as New York’s Hometown Airline®, and we plan to keep our NYC headquarters and a highly competitive presence at New York airports. But since our first day of flying back in 2000, we have also been a Florida-focused airline, and that commitment will only deepen when we combine with Spirit. Your new headquarters in Dania Beach will become a vital part of our support center and training center footprint – so support center Team Members will not be required to move to our New York office.

Ensuring fair seniority list integration

Whether you’re a Spirit Team Member or a JetBlue Crewmember, seniority list integration is on everyone’s mind. The learnings from previous airline mergers have led to a federal law, known as McCaskill-Bond, that governs a fair and equitable integration. The purpose of the law is to ensure that those who work for one airline do not get the short end of the stick. We want the combined company to be a winning proposition for everyone, and the legal representatives for each workgroup at each airline will negotiate on your behalf consistent with the law.

Maintaining bases and quality of life for Crew

For Spirit pilots, flight attendants, and technicians, a natural question is whether your base will remain. Our combination with Spirit will greatly diversify JetBlue’s national presence, and bringing Spirit’s bases into our system will offer operational flexibility and recruiting opportunities. While it is still very early in the process to know the size and scale of any specific base after we combine, our guiding principle is that we are not going into this integration with the intention of closing bases. We’ll need to work collaboratively with JetBlue Crewmembers, Spirit Team Members, and union leaders where applicable to determine the best base strategy to support the teams at both airlines within our much larger network.

Our systems operations center (what you refer to as the Operations Control Center) is based in New York. Because Spirit maintains two ops centers in Florida, we’ll need to study how to best integrate our teams and systems. We see a lot of benefit in having an additional ops center in Florida, but it’s just too soon to know exactly what this will look like and which secondary location would potentially be best. We are still several years away from obtaining a single operating certificate from the FAA, so we have time to engage the teams at both airlines to ensure both teams are part of the planning process and that there are no surprises for anyone after we combine.

Achieving the right insourcing/outsourcing model

At JetBlue, we have JetBlue Crewmembers in many of our medium- and larger-sized airports and we would insource Spirit roles in those cities as well. In our smaller airports where we do not currently insource, we would conduct a review to determine if our combined operation would benefit by insourcing those roles.

What’s next?

While we’re looking forward to teaming up, as Ted and your leaders have shared, we still have a long road ahead of us before we are one company. We anticipate receiving regulatory approval no later than the first half of 2024 (a process that we have already begun), so until then we will continue to operate as independent companies.

We believe there’s a lot to look forward to – whether it’s benefits and compensation enhancements, more choices in non-rev travel privileges, or access to JetBlue’s many career development and educational opportunities available to you and your family. Like Spirit, we have a deep commitment to the communities we serve, and we look forward to expanding our industry-leading goals in sustainability and diversity, equity, and inclusion together with you.

Since day one, when JetBlue set out to “bring humanity back to air travel,” we have been disrupting the legacy carriers with a unique combination of low fares and great service. We have an incredible amount of respect for the role Spirit has played in the competitive landscape. At the core, our two airlines are more similar than different, and we have absolute faith that we can build on each other’s successes to shake up this industry with even more competition to benefit the communities we serve.

Best wishes,

Robin Hayes

Forward Looking Statements

Certain statements in this communication, including statements concerning JetBlue, Spirit, the proposed transaction and other matters, contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent JetBlue management’s beliefs and assumptions concerning future events. These statements are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, the words “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to JetBlue and Spirit. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in JetBlue’s and Spirit’s U.S. Securities and Exchange Commission (“SEC”) filings, matters of which JetBlue or Spirit may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the occurrence of any event, change or other circumstances that could give rise to the right of JetBlue or Spirit or both of them to terminate the merger agreement; failure to obtain applicable regulatory or Spirit stockholder approval in a timely manner or otherwise and the potential financial consequences thereof; failure to satisfy other closing conditions to the proposed transactions; failure of the parties to consummate the proposed transaction; JetBlue’s ability to finance the proposed transaction and the indebtedness JetBlue expects to incur in connection with the proposed transaction; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit’s operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the proposed transaction; failure to realize anticipated benefits of the combined operations; demand for the combined company’s services; the growth, change and competitive landscape of the markets in which the combined company participates; expected seasonality trends; diversion of managements’ attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; risks related to investor and rating agency perceptions of each of the parties and their respective business, operations, financial condition and the industry in which they operate; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; ongoing and increase in costs related to IT network security. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue’s and Spirit’s SEC filings, including but not limited to, JetBlue’s and Spirit’s 2021 Annual Reports on Form 10-K and their Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this communication might not occur. JetBlue’s and Spirit’s forward-looking statements included in this communication speak only as of the date the statements were written or recorded. JetBlue and Spirit undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise.

Additional Important Information and Where to Find It

This communication is being made in respect to the proposed transaction involving JetBlue, Sundown Acquisition Corp., and Spirit. A meeting of the stockholders of Spirit will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. Spirit expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Spirit and will contain important information about the proposed transaction and related matters.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE, INCLUDING ALL PROXY MATERIALS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Spirit. Investors and stockholders may obtain a free copy of any proxy statement and (when available) other documents filed by JetBlue and Spirit at the SEC’s web site at https://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of any proxy statement (when available) and other documents filed by JetBlue and Spirit with the SEC on JetBlue’s Investor Relations website at http://investor.jetblue.com and on Spirit’s Investor Relations website at https://ir.spirit.com.

Participants in the Solicitation

JetBlue and Spirit, and certain of their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Spirit common stock. Information regarding JetBlue’s directors and executive officers is contained in JetBlue’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 7, 2022, and in JetBlue’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 22, 2022. Information regarding Spirit’s directors and executive officers is contained in Spirit’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on March 30, 2022. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed transaction when they become available. These documents can be obtained free of charge as described in the preceding paragraph.

No Offer Or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.